Exhibit 99.1

Company Contact:	Karey L. Witty
Executive Vice President & Chief Financial Officer
(615) 236-6197
HealthSpring, Inc. Reports 2011 Third Quarter Results
NASHVILLE, TN (October 27, 2011) — HealthSpring, Inc. (NYSE:HS) today announced its results for the third quarter ended September 30, 2011, which include the results of Bravo Health, Inc. (“Bravo Health”), acquired by the Company in November 2010. Highlights for the 2011 third quarter included:
•	Net income of $79.0 million, or $1.16 per diluted share, compared with $53.8 million, or $0.95 per diluted share, in the 2010 third quarter.

•	Premium revenue of $1.3 billion, up 84.6% over the 2010 third quarter.

•	Medicare Advantage membership of 342,126 at quarter end, up 72.7% over the 2010 third quarter and 12.3% over 2010 year-end. Stand-alone PDP membership of 844,458 at quarter end, up 106.3% over the 2010 third quarter and 16.6% over 2010 year-end.

•	Cash held by unregulated entities of $248.2 million, an increase of $76.7 million from the 2011 second quarter and $167.3 million year-to-date.
Commenting on 2011 third quarter results, Herb Fritch, Chairman and Chief Executive Officer, said, “We are pleased to report a strong third quarter. The continuation of favorable inpatient utilization trends in our highly engaged Medicare Advantage health plans and margins in our stand-alone prescription drug plans contributed to better than expected results for the period.”

Third Quarter Results
($ in thousands, except per share amounts)	Three Months Ended
	September 30,		Percent
	2011	2010	Change
Premium revenue	$1,315,577	$712,658	84.6%
Total revenue	1,331,300	725,222	83.6
Medical expense	1,049,869	561,823	86.9
Net income	78,991	53,780	46.9
Net income per common share — diluted (1)	1.16	0.95	22.1

(1)	Weighted average shares outstanding used in the calculation of net income per common share — diluted for the three months ended September 30, 2011 and 2010, were 68,186,547 and 56,577,063, respectively. Weighted average shares for the three months ended September 30, 2011, include 8,625,000 common shares issued in an underwritten public offering in March 2011.
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HS Reports Third Quarter 2011 Results

October 27, 2011
Operating Highlights
Revenue
•	Medicare Advantage premiums (including the prescription drug component of HealthSpring’s Medicare Advantage plans, or “MA-PD”) were $1.1 billion for the 2011 third quarter, reflecting an increase of 79.6% over the 2010 third quarter. The higher premium revenue in the 2011 third quarter was primarily attributable to the inclusion of Bravo Health membership and to a 9.0% increase in membership in the HealthSpring health plans compared with the 2010 third quarter.
•	Medicare Advantage premiums per member per month, or “PMPM,” increased 4.5% to $1,089 in the 2011 third quarter compared with $1,042 in the 2010 third quarter. The PMPM premium increase in the 2011 third quarter was primarily the result of including PMPM premiums in the Pennsylvania market and increased risk adjustment payments. On a year-to-date basis, PMPM premiums increased 4.0% to $1,104 in 2011, compared with $1,062 in 2010.
•	Stand-alone PDP premium revenue was $201.7 million for the 2011 third quarter, an increase of 115.9% compared with the 2010 third quarter. The increase in revenue was primarily the result of the inclusion of Bravo Health Part D membership and premium revenue for the 2011 third quarter.
Medical Expense
•	Medicare Advantage medical loss ratio, or “MLR,” was 79.6% for the 2011 third quarter compared with 78.5% for the 2010 third quarter. The increase in the 2011 third quarter MLR, which was expected, is primarily the result of including Bravo Health, which has historically experienced higher MLRs than other HealthSpring plans. The increase in MLR was partially offset by lower MLRs in certain markets, resulting from lower than expected inpatient utilization in the current quarter. On a year-to-date basis, Medicare Advantage MLR was 79.8% for 2011 compared with 78.2% for 2010. Medicare Advantage PMPM medical expense increased 5.9% to $867 in the 2011 third quarter compared with the 2010 third quarter and increased 6.1% to $881 year-to-date compared with the first nine months of 2010.
•	PDP MLR was 79.7% for the 2011 third quarter compared with 80.7% for the 2010 third quarter. The improvement in MLR in the 2011 third quarter was primarily the result of PMPM premium increases and increased drug rebates in the current quarter. On a year-to-date basis, PDP MLR improved to 90.7% for 2011 compared with 91.1% for 2010.
Selling, General & Administrative (SG&A) Expense
•	SG&A expense as a percentage of total revenue in the 2011 third quarter increased 70 basis points to 10.0% compared with 9.3% in the 2010 third quarter. SG&A expense in the 2011 third quarter increased $65.9 million compared with the 2010 third quarter, primarily as a result of the inclusion of Bravo Health in the 2011 third quarter. The increase in SG&A expense as a percentage of revenue in the 2011 third quarter resulted primarily from increases in selling costs as a result of new membership and accelerated printing and advertising costs in the 2011 third quarter to accommodate an earlier selling season in 2011. In addition, the Company incurred incremental administrative costs in the 2011 third quarter related to its expansion into new Medicare Advantage markets for 2012 and for merger related advisory expenses. On a year-to-date basis, SG&A as a percentage of total revenue was 9.5% for 2011 compared with 9.3% for 2010.
Depreciation and Amortization Expense
•	Depreciation and amortization expense in the 2011 third quarter increased $7.7 million over the 2010 third quarter, the majority of which increase relates to the amortization of identifiable intangible assets acquired as part of the Bravo Health transaction.
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HS Reports Third Quarter 2011 Results

October 27, 2011
Interest Expense
•	Interest expense in the 2011 third quarter increased $2.6 million compared with the 2010 third quarter, reflecting higher average debt amounts outstanding related to borrowings made to finance the Bravo Health acquisition.
•	The Company’s weighted average effective interest rate on the Company’s borrowings (exclusive of the amortization of deferred financing costs and other credit facility fees) for the three months ended September 30, 2011, was 4.4% compared with 3.2% for the three months ended September 30, 2010.
Income Taxes
•	The Company’s effective income tax rate for the three months ended September 30, 2011, was 37.7% compared with 36.8% for the three months ended September 30, 2010. The Company’s effective income tax rate for the nine months ended September 30, 2011, was 37.0% compared with 36.6% for the nine months ended September 30, 2010.
Balance Sheet Highlights
•	At September 30, 2011, the Company’s cash and investments were $1.7 billion, $248.2 million of which was held by unregulated entities, compared with cash and investments of $771.8 million at December 31, 2010, $80.9 million of which was held by unregulated entities. The Company’s regulated cash and cash equivalents at September 30, 2011 includes $620.2 million for the early receipt of the October 2011 CMS premium and member subsidies. Related amounts for the early receipt of cash from CMS are included on the Company’s balance sheet at September 30, 2011 in deferred revenue and funds held for the benefit of members.
•	For the first nine months of 2011, net cash generated by operating activities (adjusted for the early premium payment from CMS) was $265.1 million compared with $155.8 million generated in the same period of 2010. Operating cash flows on a year-to-date basis for 2011 included the receipt of approximately $73.0 million of prior-year CMS risk premium settlements compared with similar settlements of $50.2 million received in the first nine months of 2010.
•	Days in claims payable totaled 36 at the end of the 2011 third quarter compared with 36 at the end of the 2011 second quarter and 29 at the end of the 2010 third quarter.
•	Total debt outstanding was $335.4 million at September 30, 2011, compared with $626.9 million at December 31, 2010. The Company used $263.4 million of the net proceeds from a public offering of its common stock for the repayment of indebtedness during the 2011 first quarter. There were no borrowings outstanding under the Company’s revolving credit facility at September 30, 2011.
Proposed Merger
The Company announced on October 24, 2011 the execution of an Agreement and Plan of Merger by and among the Company, Cigna Corporation (“Cigna”) and Cigna Magnolia Corp., an indirect wholly-owned subsidiary of Cigna, pursuant to which the Company’s stockholders will receive, subject to the satisfaction or waiver of certain conditions, $55.00 per share in cash for each share of the Company common stock that they hold. The transaction is subject to customary closing conditions, including, among others, the approval by the Company’s stockholders, the absence of certain legal impediments to the consummation of the merger, and the receipt of specified governmental consents and approvals. The transaction is expected to close in the first half of 2012.
Conference Call and Earnings Guidance
Because of the pending merger transaction with Cigna announced on October 24, 2011, the Company will not hold a conference call regarding the third quarter results and other matters referenced in this release. Given the pending merger transaction, the Company will not be revising or updating
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HS Reports Third Quarter 2011 Results

October 27, 2011
previously issued guidance regarding 2011 EPS, membership, revenue, MLRs, SG&A, income taxes, or other operating metrics. Notwithstanding the foregoing, however, given third quarter results and continuing MLR trends, the Company believes 2011 EPS will exceed the high end of the range ($4.20 per diluted share) previously issued.
About HealthSpring
HealthSpring is based in Nashville, Tennessee, and is one of the country’s largest Medicare Advantage coordinated care plans. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Delaware, Florida, Georgia, Illinois, Maryland, Mississippi, New Jersey, Pennsylvania, Tennessee, Texas, and Washington D.C. and also offers national and regional stand-alone Medicare prescription drug plans. For more information, visit www.healthspring.com. Media information is available at HealthSpring’s press site: http://press.healthspring.com.
Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this communication that are not historical fact are forward-looking statements which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding 2011 EPS guidance and the pending merger transaction with Cigna. The forward-looking statements involve significant known and unknown risks, uncertainties and
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HS Reports Third Quarter 2011 Results

October 27, 2011
other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and undue reliance should not be placed on such statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties: the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; the Company’s and Cigna’s ability to consummate the Merger, including the financing thereof; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the possibility that costs related to the proposed transaction will be greater than expected; operating costs and business disruption, including difficulties in maintaining relationships, may be greater than expected; the ability of the Company to retain key personnel and maintain relationships with providers or other business partners; the impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which the Company and Cigna operate, as detailed from time to time in each of the Company’s and Cigna’s reports filed with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and Item 1.A in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company and Cigna or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.
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HS Reports Third Quarter 2011 Results

October 27, 2011
Supplemental Information
1. Membership

	Sept. 30,	June 30,	Percent	Dec. 31,	Percent	Sept. 30,	Percent
	2011	2011	Change	2010	Change	2010	Change
MA Membership:
Alabama	32,984	32,740	0.7%	30,148	9.4%	30,397	8.5%
Florida	38,774	38,451	0.8	37,022	4.7	36,472	6.3
Pennsylvania	70,667	69,325	1.9	63,044	12.1	—	n/a
Tennessee	71,813	71,474	0.5	65,533	9.6	65,334	9.9
Texas	83,493	81,504	2.4	71,105	17.4	48,025	73.9
Other	44,395	42,954	3.4	37,752	17.6	17,827	149.0

Total	342,126	336,448	1.7%	304,604	12.3%	198,055	72.7%

PDP Membership	844,458	835,246	1.1%	724,394	16.6%	409,239	106.3%

Medicaid Membership	2,255	1,350	67.0%	—	n/a	—	n/a

2. Reconciliation of Medical Claims Payable
The following table provides a reconciliation of changes in the medical claims liability for HealthSpring for the nine months ended September 30, 2011 and 2010.

	Nine Months Ended
	September 30,
(Unaudited, $ in thousands)	2011	2010

Balance at beginning of period	$350,217	$202,308

Incurred related to:
Current period	3,340,448	1,794,401
Prior period (1)	(13,204)	(15,126)

Total incurred	3,327,244	1,779,275

Paid related to:
Current period	2,927,432	1,616,709
Prior period	324,543	181,411

Total paid	3,251,975	1,798,120

Balance at the end of the period	$425,486	$183,463

(1)	Negative amounts reported for incurred related to prior periods result from fee-for-service medical claims estimates being settled for amounts less than originally anticipated (a favorable development).
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HS Reports Third Quarter 2011 Results

October 27, 2011
3. Segment Information
Financial data by reportable segment for the three and nine months ended September 30 is as follows (in thousands):

	MA-PD	PDP	Other	Corporate	Total
Three months ended Sept. 30, 2011
Revenue	$1,126,924	$201,716	$2,647	$13	$1,331,300
EBITDA	138,214	24,950	(3,788)	(11,502)	147,874
Depreciation and amortization expense	11,926	661	—	2,664	15,251

Three months ended Sept. 30, 2010
Revenue	$631,452	$93,452	$306	$12	$725,222
EBITDA	91,656	11,938	(63)	(7,796)	95,735
Depreciation and amortization expense	6,166	14	—	1,333	7,513

Nine months ended Sept. 30, 2011
Revenue	$3,380,102	$730,175	$4,221	$42	$4,114,540
EBITDA	419,377	17,937	(8,778)	(31,747)	396,789
Depreciation and amortization expense	37,447	2,014	—	6,406	45,867

Nine months ended Sept. 30, 2010
Revenue	$1,914,754	$338,323	$1,028	$38	$2,254,143
EBITDA	273,487	11,337	(72)	(20,294)	264,458
Depreciation and amortization expense	18,596	45	—	4,169	22,810
The Company’s “Other” segment in the above table includes its Commercial and Medicaid lines of business.
A reconciliation of reportable segment EBITDA to net income included in the consolidated statements of income is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
EBITDA	$147,874	$95,735	$396,789	$264,458
Income tax expense	(47,897)	(31,292)	(121,800)	(82,917)
Interest expense	(5,735)	(3,150)	(21,989)	(15,375	)(1)
Depreciation and amortization	(15,251)	(7,513)	(45,867)	(22,810)

Net Income	$78,991	$53,780	$207,133	$143,356

(1)	Includes $7.1 million of debt extinguishment costs related to the termination of the Company’s previous credit facility.
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HS Reports Third Quarter 2011 Results

October 27, 2011
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	September 30,	December 31,
Assets	2011	2010

Current assets:
Cash and cash equivalents	$1,055,299	$191,459
Accounts receivable, net	205,355	168,893
Funds due for the benefit of members	—	83,429
Deferred income taxes	20,264	15,459
Prepaid expenses and other	16,235	17,481

Total current assets	1,297,153	476,721
Investment securities available for sale	569,736	551,207
Property and equipment, net	69,659	60,017
Goodwill	835,237	839,001
Intangible assets, net	335,980	365,884
Restricted investments	28,886	29,136
Risk corridor receivable from CMS	9,805	—
Other	20,663	26,637

Total assets	$3,167,119	$2,348,603

Liabilities and Stockholders' Equity
Current liabilities:
Medical claims liability	$425,486	$350,217
Accounts payable, accrued expenses and other	61,478	101,915
Deferred revenue	445,222	—
Book overdraft	—	19,629
Risk corridor payable to CMS	6,967	7,780
Funds held for the benefit of members	95,538	—
Current portion of long-term debt	37,350	61,226

Total current liabilities	1,072,041	540,767
Deferred income taxes	105,607	104,301
Long-term debt, less current portion	298,099	565,649
Other long-term liabilities	9,543	5,755

Total liabilities	1,485,290	1,216,472

Stockholders’ equity:
Common stock	720	619
Additional paid in capital	907,453	569,024
Retained earnings	830,121	622,988
Accumulated other comprehensive income, net	6,926	1,495
Treasury stock	(63,391)	(61,995)

Total stockholders’ equity	1,681,829	1,132,131

Total liabilities and stockholders’ equity	$3,167,119	$2,348,603

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HS Reports Third Quarter 2011 Results

October 27, 2011
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Premium revenue	$1,315,577	$712,658	$4,064,446	$2,218,378
Management and other fees	12,281	10,413	39,946	31,191
Investment income	3,442	2,151	10,148	4,574

Total revenue	1,331,300	725,222	4,114,540	2,254,143

Operating expenses:
Medical expense	1,049,869	561,823	3,327,244	1,779,275
Selling, general and administrative	133,557	67,664	390,507	210,410
Depreciation and amortization	15,251	7,513	45,867	22,810
Interest expense	5,735	3,150	21,989	15,375

Total operating expenses	1,204,412	640,150	3,785,607	2,027,870

Income before income taxes	126,888	85,072	328,933	226,273
Income taxes	(47,897)	(31,292)	(121,800)	(82,917)

Net income	$78,991	$53,780	$207,133	$143,356

Net Income per common share:
Basic	$1.18	$0.95	$3.24	$2.52

Diluted	$1.16	$0.95	$3.18	$2.51

Weighted average common shares outstanding:
Basic	67,089,603	56,482,679	63,993,661	56,872,071

Diluted	68,186,547	56,577,063	65,170,667	57,058,075

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HS Reports Third Quarter 2011 Results

October 27, 2011
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$78,991	$53,780	$207,133	$143,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,251	7,513	45,867	22,810
Share-based compensation	2,027	1,882	7,001	6,659
Amortization of deferred financing cost	1,568	449	6,037	1,407
Amortization on bond investments	2,360	1,099	7,084	2,187
Loss on disposal of property and equipment	999	—	999	—
Equity in earnings of unconsolidated affiliate	(104)	(49)	(310)	(277)
Deferred tax benefit	(2,087)	(4,382)	(7,342)	(9,883)
Write-off of deferred financing fees	—	—	—	5,079
Increase (decrease) in cash due to:
Accounts receivable	183,974	140,191	(35,741)	18,962
Prepaid expenses and other current assets	(2,619)	1,584	1,275	(12,266)
Medical claims liability	(21,632)	(33,067)	75,269	(18,845)
Accounts payable, accrued expenses and other current liabilities	(3,420)	8,399	(37,157)	1,357
Risk corridor payable to/ receivable from CMS	41,765	19,276	(10,619)	(6,263)
Deferred revenue	445,222	—	445,222	—
Other	2,592	(113)	3,788	1,485
Net cash provided by operating activities	744,887	196,562	708,506	155,768

Cash flows from investing activities:
Additional consideration paid on acquisition	—	—	—	(610)
Purchases of property and equipment	(9,715)	(3,576)	(27,489)	(9,120)
Purchases of investment securities	(36,674)	(13,824)	(127,973)	(341,081)
Maturities of investment securities	16,540	6,516	61,976	56,591
Sales of investment securities	23,184	4,232	49,047	55,898
Purchases of restricted investments	(9,022)	(10,660)	(20,594)	(43,182)
Maturities of restricted investments	8,808	9,948	20,790	37,973
Other	176	175	261	262
Net cash used in investing activities	(6,703)	(7,189)	(43,982)	(243,269)

Cash flows from financing activities:
Funds received for the benefit of members	701,476	216,660	1,729,261	633,577
Funds withdrawn for the benefit of members	(636,396)	(267,510)	(1,550,294)	(655,895)
Proceeds from issuance of common stock, net	—	—	301,464	—
Proceeds from issuance of long-term debt	—	—	—	200,000
Payments on long-term debt	(9,337)	(4,375)	(291,426)	(270,722)
Excess tax benefit from stock options exercised	—	3	6,660	127
Proceeds from stock option exercises	395	390	23,321	867
Change in book overdraft	—	—	(19,629)	—
Purchase of treasury stock	—	—	—	(14,304)
Payment of debt issue costs	—	—	(41)	(7,334)
Net cash provided by (used in) financing activities	56,138	(54,832)	199,316	(113,684)

Net increase (decrease) in cash and cash equivalents	794,322	134,541	863,840	(201,185)

Cash and cash equivalents at beginning of period	260,977	103,697	191,459	439,423

Cash and cash equivalents at end of period	$1,055,299	$238,238	$1,055,299	$238,238